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                                                                      EXHIBIT 21

                                STERLING BANCORP

                         Subsidiaries of the Registrant

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
                                                    STATE OR OTHER JURISDICTION OF
          NAME OF SUBSIDIARY                         INCORPORATION OR ORGANIZATION
          ------------------                         -----------------------------

Sterling Financial Services Company, Inc.                       New York

Sterling Banking Corporation                                    New York

Sterling National Bank                                          U.S.A

   Sterling Factors Corporation                                 New York

   Sterling National Mortgage Company, Inc.                     New York

   Sterling National Servicing, Inc.                            Virginia

   Sterling Holding Company of Virginia, Inc.                   Virginia

       Sterling Real Estate Holding Company Inc.                New York

   Sterling Trade Services, Inc.                                U.S.A

       Sterling National Asia Limited, Hong Kong                Hong Kong
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